Exhibit 8(b)

                               CitiFunds Trust II
                           21 Milk Street, 5th Floor
                          Boston, Massachusetts 02109

                              __________ __, 1998


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re:  CitiFunds Trust II - Custodian Contract

Ladies and Gentlemen:

      Pursuant to Section 17 of the Custodian Contract dated as of September 1, 1997 (the "Contract"), between CitiFunds Trust II (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that CitiFunds Diversified U.S. Equity Portfolio and CitiFunds S&P 500 Index Portfolio (collectively, the "Funds") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

      Please sign below to evidence your agreement to render such services as custodian on behalf of the Funds and to add the Funds as beneficiaries under the Contract.

                               CITIFUNDS TRUST II


                               By:    _____________________________

                               Title: _____________________________


Agreed:

STATE STREET BANK AND TRUST COMPANY


By:    __________________________

Title: __________________________